 Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Richardson Electronics, Ltd. 2011 Long-Term Incentive Plan of our reports dated July 27, 2012, with respect to the consolidated financial statements of Richardson Electronics, Ltd. and the effectiveness of internal control over financial reporting of Richardson Electronics, Ltd., included in its Annual Report (Form 10-K) for the year ended June 2, 2012, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Chicago, Illinois
July 27, 2012